Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement Nos. 33-3888, 333-23707, 333-80567, 333-58032 and 333-106843 of Mitek Systems, Inc. on Form S-8 of our report dated January 12, 2005, appearing in this Annual Report on Form 10-K of Mitek Systems, Inc. for the year ended September 30, 2004.

/s/ Stonefield Josephson, Inc.
Stonefield Josephson, Inc.
Santa Monica, California
January 12, 2005

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement Nos. 33-3888, 333-23707, 333-80567, 333-58032 and 333-106843 of Mitek Systems, Inc. on Form S-8 of our report dated December 29, 2003, appearing in this Annual Report on Form 10-K of Mitek Systems, Inc. for the year ended September 30, 2004.

/s/ Deloitte & Touche, LLP

Deloitte & Touche, LLP
San Diego, California
January 11, 2005